UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

Exact Name of Registrant as
Specified in Charter; State of
	Incorporation; Address and	IRS Employer
Commission File Number	Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999	86-0512431
(602) 250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Pinnacle West Capital Corporation held its Annual Meeting of Shareholders on May 18, 2011.  The following items set forth in our Proxy Statement dated April 6, 2011, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon.

Item 1. The nominees listed below were elected directors with the respective votes set forth opposite their names:

	NUMBER OF VOTES
	FOR	WITHHELD	BROKER NON-VOTES
Edward N. Basha, Jr.	76,090,564	2,800,710	12,541,958
Donald E. Brandt	73,892,163	4,999,111	12,541,958
Susan Clark-Johnson	78,151,282	739,992	12,541,958
Denis A. Cortese, M.D.	78,241,890	649,384	12,541,958
Michael L. Gallagher	61,830,244	17,061,030	12,541,958
Pamela Grant	76,047,544	2,843,730	12,541,958
Roy A Herberger, Jr., Ph.D.	75,972,115	2,919,159	12,541,958
Dale E. Klein, Ph.D	78,235,671	655,603	12,541,958
Humberto S. Lopez	76,073,554	2,817,720	12,541,958
Kathryn L. Munro	70,294,496	8,596,778	12,541,958
Bruce J. Nordstrom	77,520,047	1,371,227	12,541,958
W. Douglas Parker	78,257,125	634,149	12,541,958

Item 2. Advisory vote on executive compensation as disclosed in the 2011 Proxy Statement:

NUMBER OF VOTES
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
74,329,163	3,605,054	957,057	12,541,958

Item 3. Advisory vote on the frequency of advisory votes on executive compensation:

NUMBER OF VOTES
1 YEAR	2 YEAR	3 YEAR	ABSTENTIONS
55,971,621	578,751	21,644,795	696,107

Item 4. Vote to ratify the appointment of Deloitte & Touche, LLP., as independent accountants for 2011 was approved, with the following votes cast:

NUMBER OF VOTES
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
90,349,106	908,925	175,200	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: May 24, 2011	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer